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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of BAM! Entertainment, Inc. on Form S-1 of our report dated August 15, 2001 (August 31, 2001 as to the last two paragraphs of Note 15), appearing in the Prospectus, which is a part of Registration Statement No. 333-62436 of BAM! Entertainment, Inc. on Form S-1 and of our report dated August 15, 2001 relating to the consolidated financial statement schedule appearing elsewhere in Registration Statement No. 333-62436 of BAM! Entertainment, Inc. on Form S-1.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

San Jose, California
November 14, 2001